SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2011

RARUS MINERALS INC.

 (Exact name of Company as specified in its charter)

Nevada	333-168925	27-3015109
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2850 W. Horizon Ridge Parkway Suite 200 Henderson, NV 89052 (Address of principal executive offices) Phone: (702) 430-4610 Fax: (702) 430-4501 (Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

Phone: 619.546.6100

Fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report, should be considered carefully in evaluating our prospects. This report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this report. Readers are urged not to place undue reliance on these forward-looking statements which speak only as of the date of this report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report.

As used in this current report and unless otherwise indicated, the terms “we”, “us”, “our”, the “Company” and “RARS” refer to Rarus Minerals Inc.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

Management has determined that, as of the date of this Current Report, given the current level of our operations, the Company is no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Therefore, the Company is filing this report to disclose such information as would be required if the registrant were filing a general form for registration of securities on Form 10.

FORM 10 DISCLOSURE

ITEM 1.

BUSINESS

Corporate History

The Company was incorporated on June 23, 2010 in the State of Nevada under the name HotelPlace, Inc.  The original business plan of the Company was to provide Internet search and advertising services that facilitate access to hotel and travel information on the Internet relevant to key geographic locations.  The Company has since abandoned its original business plan and restructured its business to focus on the acquisition, exploration and development of rare earth mineral properties.  We decided to enter the mining business because we were seeking out viable options to create value for our shareholders.  After conducting independent research on the feasibility of discovering and exploiting commercially recoverable amounts of rare earth minerals, we determined that staking and exploring potential mineral claims could be an excellent long term investment strategy that could potentially lead to lucrative business opportunities.  On June 24, 2011, the Company filed a Certificate of Amendment to its Articles of Incorporation with the Nevada Secretary of State changing its corporate name to Rarus Minerals Inc. to reflect the change in the Company’s business direction.

On June 24, 2011, the Company entered into an Option to Purchase Pilot Peak Property (the “Option Agreement") with Noel Cousins and Steven Van Ert (together, the “Optionor”), pursuant to which the Company has the exclusive option (the “Option”) to purchase a 100% interest in Optionor’s rights to those certain lode mining claims, consisting of approximately 2,600 acres, known as the Pilot Peak Property, situated in San Bernardino County, California (hereinafter referred to as the “Claims”).  To fully exercise the Option and receive an undivided 100% right, title and interest in and to the Claims, the Company must: 1) pay an aggregate sum of $910,000 to Optionor; 2) incur an aggregate of at least $950,000 of expenditures on or with respect to the Claims; and 3) issue to Optionor an aggregate of ten million five hundred thousand (10,500,000) restricted shares of common stock of the Company.  As of July 22, 2011, the Company has taken the following actions to perfect the Option: 1) made an initial cash payment of $20,000 and issued 9,750,000 restricted common shares to Optionor; 2) incurred expenditures totaling $45,000 on or with respect to the Claims; and 3) commenced the initial work on the Claims.

Our Business

We are now an exploration stage corporation engaged in the search of rare earth mineral deposits or reserves, which are not in the development or production stage.  We seek to become a vertically integrated rare earth elements producer in Southwestern North America and throughout the entire world.  Currently, our premier focus is on the State of California and more specifically, the area of the Mojave Desert.  We are considered an exploration or exploratory stage company because we are involved in the examination and investigation of land that we believe may contain valuable minerals, for the purpose of discovering the presence of rare earth metals and niobium, if any, and their extent.  A rare earth mineral is a mineral which contains one or more rare earth elements as major metal constituents.  The primary focus of our exploration activities will be on niobium, with intercepts of both rare earth elements and phosphate.

Rare earth metals are a collection of seventeen (17) chemical elements in the periodic table, namely scandium, yttrium and the fifteen (15) lanthanides (see below table).  They are commonly used for high tech applications, alternative energy technologies, and defense technologies.  For example, rare earth metals are used in wind power generation, fuel cells, rechargeable batteries, hydrogen storage, radar deflection, stealth detection, night vision and permanent magnets used in electric and electric-hybrid vehicles.  Generally, rare earth metals cannot be replaced by an alternative, making them virtually essential to our technological world.  Deposits of rare earth metals in high concentrations are relatively rare.

Because we are an exploration stage company, there is no assurance that commercially viable rare earth mineral deposits exist on the property underlying our Claims, and a great deal of further exploration will be required before a final evaluation is made as to the economic viability of our Claims.  To date, we have no known reserves of any type of mineral on our Claims and we have not discovered economically viable mineral deposits on the Claims, and there is no assurance that we will discover such deposits.  However, our Claims have demonstrated excellent surface results.

Exploration for minerals is a speculative venture involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable rare earth minerals. The probability of a mineral claim ever having commercially exploitable reserves is extremely remote, and in all probability our mineral Claims may not contain any reserves.  If we are unable to find reserves of valuable rare earth minerals or if we cannot remove the minerals because we either do not have the capital to do so, or because it is not economically feasible to do so, then we will cease operations and potential investors will lose their investment in the Company.

If we discontinue exploration of our currently staked Claims, we may seek to acquire other natural resource exploration properties. Any such acquisition(s) will involve due diligence costs in addition to the acquisition costs.  We will also have an ongoing obligation to maintain our periodic filings with the appropriate regulatory authorities, which will involve legal and accounting costs.  In the event that our available capital is insufficient to acquire an alternative resource property and sustain minimum operations, we will need to secure additional funding or else we will be compelled to discontinue our business.

If commercially marketable quantities of rare earth mineral deposits exist on the property underlying our Claims and sufficient funds are available, we will evaluate the technical and financial risks of mineral extraction, including an evaluation of the economically recoverable portion of the deposits, market rates for minerals, engineering concerns, infrastructure costs, finance and equity requirements, safety concerns, regulatory requirements and an analysis of the Claims from initial excavation all the way through to reclamation. After we conduct this analysis and determine that a given mineral deposit is worth recovering, we will begin the development process.  Development will require us to obtain a processing plant and other necessary equipment including equipment to extract, transport and store the minerals.

Since inception through March 31, 2011, the Company has earned $4 in revenues and has incurred a net loss of $11,477. We do not anticipate earning revenues until such time as we enter into commercial production of our mineral properties.  For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing. The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.

As at March 31, 2011, the Company has cash on hand of $11,269.  We anticipate that any additional funding that we require will be in the form of equity financing from the sale of our common stock.  However, there is no assurance that we will be able to raise sufficient funding from the sale of our common stock.  The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until such time as an economically viable mine can be demonstrated.  We do not have any arrangements in place for any future equity financing.  If we are unable to secure additional funding, we will cease or suspend operations.  We have no plans, arrangements or contingencies in place in the event that we cease operations.

The Claims

Our Claims consist of an aggregate of 130 lode mining claims located in an area of the Mojave Desert in Township 5N, Range 18E, Sections 2, 3, 4, 10, 11, 12, 14 and 15 and Township 6N, Range 18E, Sections 34 and 35, San Bernardino Base & Meridian, San Bernardino County, California.

Generally, the United States owns mineral rights in the United States and these are administered by the U.S. Bureau of Land Management (“BLM”) and its associated state offices.  The BLM allows certain land to be claimed and “staked”, thereby granting rights to enter, explore and exploit the land in accordance with local, state, and federal regulations.

In order to locate and stake a mining claim in the state of California, you must take the following steps: 1) put up a conspicuous structure at the place of discovery (“discovery monument”), distinctly mark the claim’s boundaries on the ground and post a notice of location at such site; 2) file a copy of the signed notice of location form and pay, per claim, a maintenance fee of $140, a service charge of $15 and a location fee of $34 to the California BLM within 90 days from the date of location of the claim; and 3) file the same notice of location form with the respective county recorder’s office. The notice of location form must contain the following information: i) the date of location of the claim/site, ii) a description of the discovery monument, iii) the name of the claim/site, iv) the legal description of the claim/site (metes and bounds or legal subdivision), and v) the names and addresses of all locators.

From March 1, 2011 to March 3, 2011, the Optionor staked the Claims by filing a notice of location form for each individual Claim with the California BLM office and recording the forms with the Recorder’s Office for the County of San Bernardino.  The notice of location forms for the Claims were recorded in San Bernardino County on May 25, 2011.  By taking the foregoing steps, the Optionor acquired the rights to enter, explore and exploit the Claims until September 1, 2011.  To maintain the Claims, the Optionor must pay a total annual fee of $140 to the BLM on or before September 1st of each year, which covers all of the Claims.

The below maps depict the Claims located in Township 5N, Range 18E, Sections 2, 3, 4, 10, 11, 12, 14 and 15 and Township 6N, Range 18E, Sections 34 and 35, San Bernardino Base & Meridian, San Bernardino County, California:

Locators:
Joel Cousins P.O. Box 37061
Tucson, AZ 85740
Steven J. VanErt P.O. Box 3785
Chatsworth, CA 91313

SW Claims 1 thru 130
Lode Claim Map

CAMC0299328

RECEIVED
MAY 26 2011
USDI-BLM-CASO

R.18E
T.6N
T.5N
Sunflower
Wash
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24
25
26
27
28
29
30
31
32
33
34
35
36
37
38
39
40
41
42
43
44
45
46
47
48
49
50
51
52
53
54
55
56
57
58
59
60
61
62
63
64
65
66
67
68
69
70
71
72
73
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75
76
77
78
79
80
81
82
83
84
85
86
87
88
89
90
91
92
93
94
95
96
97
98

99 66 65 38
100 68 67 40
101 70 69 42
102 103 72 71 44
104 105 74 73 46
106 107 76 75 48
108 109 78 77 50
110 111 80 79 52
112 113 82 81 54
114 115 84 83 56
126 116 117 86 85 58
127 118 119 88 87 59
128 120 121 90 89 60
129 122 123 92 91 61
130 124 125 94 93 62
96 95 63
98 97 64
Painted
Rock
Wash
Sunflower
Transm

Painted Rock Wash
MOUNTAINS
Guzzler
Oro Plata Mine
Prospect
102
104
106
108
110
112
114
116
118
120
122
124
126
127
128
129
130
798.4
1-405
FEET
674
675
5'
677
678
679
INTERIOR—GEOLOGICAL SU

"SW" CLAIMS

NORTH

GEOLOGICAL SURVEY
.... USGS, NOS/NOAA
AKEN 1981
DITED 1985
AL TRANSVERSE MERCATOR
MERCATOR .....ZONE 11
.......CALIFORNIA, ZONE 5
.... 1°06' EAST
.... 14° EAST
VERTICAL DATUM OF 1929
NORTH AMERICAN DATUM
erican Datum of 1983,
by dashed corner ticks
)
in the boundaries of any
on this map

PROVISIONAL MAP
Produced from original manuscript drawings. Information shown as of date of

SCALE 1:24 000

KILOMETERS	1	.5	0	1	2						
METERS	1000	0	1000	2000							
MILES	1	.5	0	1							
FEET	1000	0	1000	2000	3000	4000	5000	6000	7000	8000	9000	10 000

CONTOUR INTERVAL 10 METERS

CONTROL ELEVATIONS SHOWN TO THE NEAREST 0.1 METER
OTHER ELEVATIONS SHOWN TO THE NEAREST METER
To convert meters to feet multiply by 3.2808
To convert feet to meters multiply by 0.3048

THIS MAP COMPLIES WITH NATIONAL MAP ACCURACY STANDARDS

Location and General Geology of the Land

Our Claims are located in the Mojave Desert on the eastern flank of the Old Woman Mountains in Township 5N, Range 18E, Sections 2, 3, 4, 10, 11, 12, 14 and 15 and Township 6N, Range 18E, Sections 34 and 35, San Bernardino Base & Meridian, San Bernardino County, California, approximately 16 miles southeast of Essex, California.  The Claims are staked in a north-south direction and each Claim is approximately 1,500 feet in length by 600 feet in width constituting approximately 20 acres of land.  Collectively, the Claims total approximately 2,686 acres of land.  The property is accessible by approximately 20 miles of dirt road adjacent to a paved highway.

The terrain is gentle to moderate.  The area is generally covered with a thin alluvial fan, with bedrock cropping out in the higher elevations.  The alluvial surface trends up from a low of approximately 2,100 feet above mean sea level in the southeastern portion of the area, to a high of approximately 2,800 feet in the northwestern portion.  The highest elevations on the property, approximately 2,900 feet, are located on the slopes of Pilot Peak at the northwestern edge of the study area.

The geology and mineralization of the area in which the Claims are located is composed of rare earth-bearing allanite gneisses of Precambrian age which are exposed along northwest trending fault zones displaying associated carbonate veins, lamprophyre dikes and biotite augen gneiss.  Intrusive rocks related to mineralization and composed of dikes, sills and masses of syenite/carbonatite make up the core of a series of low hills which also align northwest of the Claims.  Observation suggests intrusives exposed are evidence of a large complex mostly obscured by shallow cover.  Ground magnetic traverses have been effective in tracing major rock types and mineralized faults into adjacent areas of alluvial cover.

There are large alluvial-covered areas between the syenite/carbonatite complex and the allanite gneiss zones which may indicate potential targets for exploration of rare earth deposits. These include the alluvium covered, northwest trending topographic linears which may indicate mineralized structures along a projected trace of the syenite/carbonatite mass.  Potential areas of interest also appear to exist along the trend of mineralization seen on previous wide-spaced drilling at the Claim sites. Preliminary geological research may indicate potential for deposits of lanthanum, cerium, praseodymium, neodymium and yttrium.

Observation, several geologic reports and one preliminary engineering study evidence that previous exploration work has been done at the Claims.  Currently, there are no improvements, buildings, houses, or infrastructure of any kind within the Claims’ boundaries. There are no plants, equipment, surface or subsurface improvements, or facilities on the land on which the Claims are located.  Our Claims are without known mineral reserves and our plan of exploration is exploratory in nature.

The below maps show the location of our Claims within San Bernardino County:

-2-

AREA OF INTEREST
Silver Lake
Baker
Beacon Station
Crucero
Kelso
Providence Mountains
DEVILS PLAYGROUND
Goffs
Needles
Fenner
Essex
Ludlow
Amboy
Bagdad
Cadiz
Searchlight
Nipton
Ivanpah
Cima
Kingman
Davis Dam
Oatman
Topock
Yucca
Lake Havasu City
Parker Dam
Parker
Vidal
Vidal Jct
Rice
Cross Roads
Twentynine Palms
Joshua Tree
Yucca Valley
Eagle Mountain
Desert Center
Indio
Coachella
Thermal
La Quinta
Thousand Palms
Blythe
E Blythe
Ripley
Palo Verde
Ehrenberg
Quartzsite
Cibola
Salton Sea
Niland
Calipatria
LAKE MEAD NATIONAL RECREATION AREA
OPEN ALL YEAR
FT MOHAVE INDIAN RES
CHEMEHUEVI VALLEY INDIAN RES
COLORADO RIVER INDIAN RESERVATION
TWENTYNINE PALMS MARINE CORPS BASE
JOSHUA TREE NATIONAL MONUMENT
B E R N A R D I N O
D E S E R T
OLD WOMAN MTS
TURTLE MTS
SHIP MTS
CLIPPER MTS
PIUTE RANGE
NEW YORK MTS
SACRAMENTO MTS
CHUCKWALLA MTS
CHOCOLATE MOUNTAINS
BIG MARIA MTS
NEV

0 5 10 20 30 MILES

AREA LOCATION MAP

REFERENCE: CALIFORNIA SOUTHERN SECTION,
RAND MCNALLY & CO. 1975

DAMES & MOORE

FIGURE 1

Las Vegas
North Las Vegas
Henderson
Whitney
Arden
Jean
Goodsprings
Sandy
Kingston
Mtn. Springs Summit 5493
Wilson Pass 5023
TOIYABE NATIONAL FOREST
Shoshone
Tecopa
Baker
Halloran Spring
Windmill Station
Valley Wells Station
Mountain Pass EL. 4731
Nipton
Searchlight
LAKE MEAD NATIONAL RECREATION AREA
NEVADA
ARIZONA
Needles
Topock
Lake Havasu
Parker Dam
CHEMEHUEVI VALLEY INDIAN RES.
WHIPPLE MOUNTAINS
SACRAMENTO MTNS.
Lobecks Pass
Essex
Danby
Cadiz
Amboy
Bagdad
Ludlow
Chubbuck
Sunflower Springs
OLD WOMAN MTNS.
Old Woman 5300
PIUTE MTNS.
South Pass 2750
Goffs
Homer
Danby Lake (Dry)
TURTLE MOUNTAINS
Rice
Vidal Junction
Kelso
PROVIDENCE MTNS.
MITCHELL CAVERNS
Cima
Ivanpah
NEW YORK MTNS.
CLARK MTNS.
Barstow
Yermo
Daggett
Newberry
Hinckley
Lenwood
Calico (Ghost Town)
Harvard
Manix
Midway
Rasor
SAN BERNARDINO
MOJAVE DESERT
NOTE: DO NOT TURN OFF MAIN HIGHWAYS ONTO DESERT ROADS WITHOUT FIRST MAKING LOCAL INQUIRY
CAMP IRWIN
ROADS IN THIS AREA CLOSED TO PUBLIC
RANDSBURG WASH TEST RANGE
TRAVEL RESTRICTED ON ALL ROADS IN THIS AREA
Fort Irwin
Randsburg
Johannesburg
Red Mountain
Atolia
Mojave
California City
North Edwards
Boron
Rosamond
Lancaster
Palmdale
AIR FORCE FLIGHT TEST CENTER EDWARDS AIR FORCE BASE
Victorville
Apple Valley
Hesperia
Adelanto
Oro Grande
Lucerne Valley
Landers
Yucca Valley
Joshua Tree
Twentynine Palms
MARINE CORPS ARTILLERY TRAINING CENTER
Old Dale (Ruins)
San Bernardino
Upland
Ontario
Chino
Fontana
Rialto
Colton
Redlands
Riverside
Highland
Corona
Norco
Yucaipa
Beaumont
Banning
Cabazon
Hemet
San Jacinto
Perris
Elsinore
Murrieta
Temecula
Palm Springs
Desert Hot Springs
Cathedral City
Thousand Palms
Palm Desert
Indian Wells
La Quinta
Indio
Coachella
Thermal
Mecca
JOSHUA TREE NATIONAL MONUMENT
RIVERSIDE
Big Bear Lake
Big Bear City
Lake Arrowhead
Crestline
Glendora
Claremont
MOUNTAIN STANDARD TIME
PACIFIC STANDARD TIME
To Kingman
To Glendale
Q
R
S
T

' MINING PROPERTY
T.5 N; R. 18 E., SBM.
San Bernardino County

Carbonatite Zone
DH-1
-- ..... PROPERTY & ANOMALY
Prospects
Granite Tank
Big
Prospect
JEEP TRAIL
Wash
BM 2128
Line
BM 2162
W A R D
T. 6 N.
T. 5 N.
Pilot Peak
Sunflower
BM 2095
BM Flower 2091
BM 2090
Whalen BM 2053
Painted Rock
Rock
Painted
Oro Plata Mine
R. 18 E.
R. 19 E.
IRON MTN. PUMPING PLANT 25 MI.
INTERIOR-GEOLOGICAL SURVEY, WASHINGTON, D. C.-1965
682000m.E.
3821000m.N.
34°30'
115°00'
(TURTLE MTS.) 3052 IV
ROAD CLASSIFICATION
Medium-duty
Light-duty
Unimproved dirt
U.S. Route
4 MILES
21000 FEET
5 KILOMETERS
FEET
SEA LEVEL
CALIF

QUADRANGLE LOCATION

ESSEX, CALIF.
N3430—W11500/15

' MINING PROPERTY

1956

T.5 N; R.18 E., SBM.

AMS 2953 II—SERIES V795

IL MAP ACCURACY STANDARDS
OLORADO 80225 OR WASHINGTON, D. C. 20242
ID SYMBOLS IS AVAILABLE ON REQUEST

Climate

The climate of the area in which our Claims are located is characterized by desert conditions with very hot summers and mild winters.  Temperatures are fairly mild in the early spring, late fall, and winter, generally anywhere between 30 – 80°F.  Summer temperatures are extremely hot, commonly averaging over 115°F and can reach well over 120°F.

Glossary of Technical Geological Terms

The following defined geological terms are used in this Report:

Term	Definition

Allanite Alluvial Fan

A rare black or brown mineral consisting of the hydrated silicate of calcium, aluminium, iron, cerium, lanthanum, and other rare earth minerals. It occurs in granites and other igneous rocks.

Fan-shaped deposit formed where a fast flowing stream flattens, slows, and spreads typically at the exit of a canyon onto a flatter plain.

Alluvium	A deposit of loose clay, silt, sand, and/or gravel left by flowing streams in a river valley or delta.

Assay	The act of testing the content or quality of a substance.

Augen	A large mineral grain or grain cluster having the shape of an eye in cross-section and occurring in foliated metamorphic rocks such as schist and gneiss.

Bedrock	Solid rock underlying loose deposits such as soil or alluvium.

Biotite	A dark-brown or dark-green to black mica found in igneous and metamorphic rocks.

Carbonate	A salt of the anion CO32−, typically formed by reaction of carbon dioxide with bases.

Carbonatite	Intrusive or extrusive igneous rocks defined by mineralogic composition consisting of greater than 50 percent carbonate minerals.

Dike	A long mass of igneous rock that cuts across the structure of adjacent rock.

Felsic	Refers to silicate minerals, magma, and rocks which are enriched in the lighter elements such as silicon, oxygen, aluminium, sodium, and potassium.

Foliated	Composed of thin easily separable layers.

Gneiss	A layered or banded crystalline metamorphic rock the grains of which are aligned or elongated into a roughly parallel arrangement.

Granite	A common and widely occurring type of intrusive, felsic, igneous rock. Granites usually have a medium- to coarse-grained texture.

Igneous Rock	A rock relating to, resulting from, or suggestive of the intrusion or extrusion of magma or volcanic activity.

Lamprophyre	Any of a group of dark gray to black intrusive igneous rocks that generally occur as dikes.

Lode	A classic vein, ledge, or other rock in place between definite walls.

Metamorphic Rock	Rock altered by pressure or heat.

Mica	Any of a group of chemically and physically related aluminum silicate minerals, common in igneous and metamorphic rocks.

Mineralization	The concentration of metals and their chemical compounds within a body of rock.

Mineralized Material

Projection of mineralization in rock based on geological evidence and assumed continuity. It may or may not be supported by sampling but is supported by geological, geochemical, geophysical or other data.

Niobium	A chemical element with the symbol Nb. A rare, soft, grey, ductile transition metal.

Outcrop	A segment of bedrock exposed to the atmosphere.

Precambrian	Noting or pertaining to the earliest era of earth history, ending 570 million years ago, during which the earth's crust formed and life first appeared in the seas.

Quartz	A very hard mineral composed of silica, SiO2, found worldwide in many different types of rocks, including sandstone and granite.

Reserve	(For the purposes of this Report): That part of a mineral deposit which could be economically and legally extracted or produced. Reserves consist of:

1)

Proven (Measured) Reserves. Reserves for which: (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; (b) grade and/or quality are computed from the results of detailed sampling; and (c) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well-defined that size, shape, depth and mineral content of reserves are well-established.

2)

Probable (Indicated) Reserves. Reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven (measured) reserves, is high enough to assume continuity between points of observation.

Schist	A foliated metamorphic rock the grains of which have a roughly parallel arrangement; generally developed by shearing.

Silicate	Any of numerous compounds containing silicon, oxygen, and one or more metals.

Sill	A tabular sheet intrusion that has intruded between older layers of sedimentary rock, beds of volcanic lava or tuff, or even along the direction of foliation in metamorphic rock.

Syenite	A coarse-grained intrusive igneous rock of the same general composition as granite but with the quartz either absent or present in relatively small amounts.

Volcanic	Characteristic of, pertaining to, situated in or upon, formed in, or derived from volcanoes.

Plan of Operation

We plan to implement the following initial exploration program consisting of three phases. We plan to conduct mineral exploration activities on the Claims to assess whether the Claims contain mineral reserves capable of commercial extraction. Our exploration program is designed to explore for commercially viable deposits of rare earth metals, niobium and phosphate.  To date, we have not identified any commercially exploitable reserves of these or other minerals on the Claims.

We plan to commence the first phase (Phase I) of the exploration program on the Claims during the third to fourth calendar quarter of 2011.  Phase I work will consist of retaining consultant(s) to conduct exploration activities on the Claims, including: geological mapping, geological prospecting, assaying and information review. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work.  Geological prospecting involves analyzing rocks on the property surface in order to discover indications of potential mineralization. All samples gathered will be sent to a laboratory where they are crushed and analyzed for mineral content. Assaying is the chemical analysis of a substance to determine its components.  We expect Phase I to take approximately 60 days to complete and an additional month for the consulting geologist to receive the lab results from these activities and prepare an analytic report. We have estimated the cost of Phase I to be approximately $66,000.

If Phase I proves successful in identifying mineral deposits and we have sufficient funds to continue, we intend to proceed with the second phase (Phase II) of the program as soon as practicable upon completion of Phase I. In Phase II, we will retain a consultant(s) to begin trenching, surveying localized soils, and detailed sampling of historic zones.  Trenching is the process of turning over land to uncover underlying material.  Soil surveying is the systematic examination, description, classification, and mapping of soils in an area.  The objective of sampling in mineral processing is to estimate grades and contents of sample soils, rocks, and other discovered materials.  The estimated cost of Phase II is between $37,000 and $59,500, depending on the level of our activities during this phase and the funds available. It will take approximately 50 days to complete Phase II and an additional month for the consulting geologist to receive the lab results from these activities and prepare an analytic report.  We expect to commence work on Phase II between the fourth calendar quarter of 2011 and first calendar quarter of 2012, subject to the availability of funds.

After all surveys and initial samples have been collected and positive results have been obtained from such activities, we expect to begin the third phase (Phase III) of the program around the second calendar quarter of 2012, assuming we have adequate funds to continue our operations.  Phase III will consist of retaining a consultant(s) to conduct core sampling and analysis.  Core sampling is the process of drilling holes to a depth of up to 100 feet in order to extract a sample of earth. Depending on the availability of funds, we intend to drill a minimum of 16 holes to a depth of 100 feet each (totaling 1,600 linear feet) and a maximum of 32 holes to a depth of 100 feet each (totaling 3,200 linear feet). We anticipate that it will take between one to three months to drill 16-32 holes to a depth of 100 feet each.  Our estimated costs for drilling is approximately $20.00 per foot; thus to drill 16 holes to a depth of 100 feet, it will cost approximately $32,000 and to drill 32 holes to a depth of 100 feet, it will cost approximately $64,000.  Additionally, we will pay a consultant(s) up to a maximum of $5,000 per month for his or her services during Phase III.  We anticipate that it will take between one to three months to conduct Phase III; thus, we will pay the consultant(s) a minimum of $5,000 and a maximum of $15,000.

As part of Phase IIII, after core sampling, the consultant(s) will analyze the samples collected from the core drilling. The total estimated cost for analyzing the core samples is $3,500, and we estimate this process will take approximately 30 days. The core samples will be tested to determine if mineralized material is located on the Claims. We intend to take our core samples to analytical chemists, geochemists and registered assayers located in San Bernardino County, California. We have not selected any of the foregoing persons as of the date of this Report.  Based upon the tests of the core samples, we will determine if we will terminate operations, proceed with additional exploration of the Claims, or develop the Claims. If we do not find mineralized material or we cannot remove mineralized material, either because we do not have the funds or because it is not economically feasible to proceed, we will cease operations.

Total maximum expenditures for the exploration of our Claims over the next 12 months are expected to range from approximately $143,500 to $208,000. If Phase I proves to be successful and sufficient funds are available after completion of such Phase, we will continue with Phase II and so on until funds are no longer available.  In the event we have enough money to begin but not to complete one of the Phases, we will cease operations until we raise more money. If we cannot or do not raise sufficient money to complete one or more Phases, or if our exploration activities are not successful, we will discontinue exploration of our Claims and any funds spent on exploration will likely be lost.

Phase	Exploration Activities	Anticipated Timeframe	Cost
Phase 1	Retention of consultant(s) to conduct: Geological Mapping, Geological Prospecting, Assaying and Information Review.	Expected to begin between the third and fourth calendar quarter of 2011 (dependent on funding).	$66,000
Phase II	Retention of consultant(s) to conduct: Trenching, Surveying of Localized Soil, and Detailed Sampling and Mapping of Historic Zones.	Expected to begin between the fourth calendar quarter of 2011 and the first calendar quarter of 2012 (dependent on funding and the results of Phase I activities).	$37,000 – $59,500
Phase III	Retention of consultant(s) to conduct: Core sampling and analysis of samples derived from core sampling.	Expected to begin in the second calendar quarter of 2012 (dependent on funding and the results of Phase I and Phase II activities).	$40,500 - $82,500 (dependent on the number of holes drilled and the duration of consultant’s services)
TOTAL			$143,500 – $208,000

Quality Assurance/Quality Control

The data obtained from our exploration program will consist of survey data, sampling data, and assay results. Quality Assurance / Quality Control (QA/QC) protocols will be in place at the mining site and at the laboratory to test the sampling and analysis procedures.

The Company will utilize statistical methodologies to calculate mineral reserves based on interpolation between and projection beyond sample points. Interpolation and projection are limited by certain factors including geologic boundaries, economic considerations and constraints to safe mining practices. Sample points will consist of variably spaced drill core intervals obtained from drill sites located on the surface and in underground development workings. Results from all sample points within the mineral reserve area will be evaluated and applied in determining the mineral reserves.

Samples will be sent to a laboratory for analyses.  The samples will be under a strict monitoring and tracking system from log-in to completion. Samples will be logged-in immediately upon receipt and carefully checked for any special handling that may be needed. All analytical procedures, sample handling, and preservation techniques used will strictly adhere to those approved by the Environmental Protection Agency (“EPA”), where applicable.  To test assay accuracy and reproducibility, pulps from core samples will be submitted and then resubmitted for analysis and compared. To test for sample errors or cross-contamination, blank core (waste core) samples will be submitted with the mineralized samples and compared.  Reference samples from the EPA or from private sources will also be tested with every set of samples to provide an additional measure of accuracy.

The QA/QC protocols will be practiced on both resource development and production samples. The data will be entered into a 3-dimensional modeling software package and analyzed to produce a 3-dimensional solid block model of the resource. The assay values will be further analyzed by a geostatistical modeling technique to establish a grade distribution within the 3-dimensional block model. Dilution will then be applied to the model and a diluted tonnage and grade will be calculated for each block. Mineral and waste tons, contained ounces and grade will then be calculated and summed for all blocks. A percent mineable factor based on historic geologic unit values will be applied and the final proven reserve tons and grade will be calculated.

The Company will review its methodology for calculating mineral reserves on an annual and as-needed basis. Conversion, an indicator of the success in upgrading probable mineral reserves to proven mineral reserves, will be evaluated as part of the reserve process. The review will examine the effect of new geologic information, changes implemented or planned in mining practices and mine economics on factors used for the estimation of probable mineral reserves. The review will include an evaluation of the Company’s rate of conversion of probable reserves to proven reserves.

Government Regulations

Exploration activities are subject to various federal, state, foreign and local laws and regulations, which govern prospecting, mineral exploration, drilling, mining, production, mineral extraction, transportation of minerals, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and several other matters. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations promulgated by the State of California and the United States Federal Government. Currently, there are no costs associated with our compliance with such regulations and laws.  There is presently no need for any government approval of our business or our anticipated mineral products.

Environmental Regulations

Our exploration activities are subject to various federal, state and local laws and regulations governing protection of the environment. These laws are continually changing and, as a general matter, are becoming more restrictive. Our policy is to conduct business in a way that safeguards public health and the environment. We believe that our exploration activities are conducted in material compliance with applicable environmental laws and regulations. Changes to current local, state or federal laws and regulations in the jurisdictions where we operate could require additional capital expenditures and increased operating costs. Although we are unable to predict what additional legislation and the associated costs of such legislation, if any, might be proposed or enacted, additional regulatory requirements could render certain exploration activities uneconomic.

The Industry

Rare earth elements are moderately abundant in the earth’s crust, some even more abundant than copper, lead, gold, and platinum.  While more abundant than many other minerals, rare earth elements are not concentrated enough to make them easily exploitable economically. The United States was once self-reliant in domestically produced rare earth elements, but over the past 15 years has become 100% reliant on imports, primarily from China, the current global leader in supplying rare earth elements.  There is no rare earth mineral production in the United States.

Rare Earth Elements: World Production and Reserves - 2009

Country	Mine Production (metric tons)	% of total	Reserves (million metric tons)	% of total	Reserve Base (million metric tons)(1)	% of total
United States	none		13.0	13	14.0	9.3
China	120,000	97	36.0	36	89.0	59.3
Russia			19.0	19	21.0	14
(and other former
Soviet Union countries)
Australia			5.4	5	5.8	3.9
India	2,700	2	3.1	3	1.3	1
Brazil	650		small
Malaysia	380		small
Other	270		22.0	22	23	12.5
Total	124,000		99.0		154

Source: U.S. Department of the Interior, Mineral Commodity Summaries, USGS, 2010.

1.

Reserve Base is defined by the USGS to include reserves (both economic and marginally economic) plus some subeconomic resources (i.e., those that may have potential for becoming economic reserves).

World demand for rare earth elements is estimated at 134,000 tons per year, with global production around 124,000 tons annually. The difference is covered by previously mined above ground stocks. World demand is projected to rise to 180,000 tons annually by 2012, while it is unlikely that new mine output will close the gap in the short term.  By 2014, global demand for rare earth elements may exceed 200,000 tons per year. China’s output may reach 160,000 tons per year (up from 130,000 tons in 2008) in 2014, and an additional capacity shortfall of 40,000 tons per year may occur. Further, new mining projects could easily take 10 years to reach production. In the long run, however, the United States Geological Survey (“USGS”) expects that global reserves and undiscovered resources are large enough to meet the demand.

While world demand for rare earth elements continues to climb, U.S. demand is also projected to rise, according to USGS Commodity Specialist Jim Hedrick.  For example, the demand for permanent magnets, used in electric and electric-hybrid vehicles, is expected to grow by 10%-16% per year through 2012. Demand for rare earth elements in auto catalysts and petroleum cracking catalysts is expected to increase between 6% and 8% each year over the same period. Demand increases are also expected for rare earth elements in flat panel displays, hybrid vehicle engines, and defense and medical applications.

Access to a reliable supply to meet current and projected demand is an issue of concern. In 2009, China produced 97% of the world’s rare earth elements and continues to restrict exports of the material through quotas and export tariffs. China has plans to reduce mine output, eliminate illegal operations, and restrict rare earth element exports even further. There are some immediate supply concerns with lower rare earth export quotas in China. China has cut its exports of rare earth elements from about 50,000 metric tons in 2009 to 30,000 metric tons in 2010. According to a Bloomberg news report, a July 2010 announcement by China’s Ministry of Commerce would cut exports of rare earth elements by 72%, to about 8,000 metric tons, for the second half of 2010.

While limited production and processing capacity for rare earth elements currently exists elsewhere in the world, additional capacity is expected to be developed in the United States, Australia, and Canada within two to five years, according to some experts.  Chinese producers are also seeking to expand their production capacity in areas around the world, particularly in Australia. There are only a few exploration companies that develop the resource, and because of long lead times needed from discovery to refined elements, supply constraints are likely in the short term.

The supply chain for rare earth elements generally consist of mining, separation, refining, alloying, and manufacturing (devices and component parts). A major issue for rare earth element development in the United States is the lack of refining, alloying, and fabricating capacity that could process any future rare earth production.  Many people in the industry believe that it is not enough to develop rare earth element mining operations alone without building the value-added refining, metal production, and alloying capacity that would be needed to manufacture component parts for end-use products, which suggests that vertically integrated companies may be more desirable.

Source of Information:  Humphries, Marc.  Congressional Research Service.  Rare Earth Elements:  The Global Supply Chain.  September 30, 2010.  Retrieved July 15, 2011 from and publicly available at:  http://www.fas.org/sgp/crs/natsec/R41347.pdf.

Competition

Our business is focused on the development of rare earth metals in which few, if any, mining companies in the United States are currently engaged.  Thus, we will not face strong competition in southern California or elsewhere in the United States for rare earth metals.  Further, there is no competition for the exploration or extraction of minerals from our Claims as we currently have the exclusive right to explore and exploit the Claims.

However, we will compete with other mineral resource exploration companies for the acquisition of new mineral properties, available resources and equipment, financing and more. Many of the mineral resource exploration companies with whom we will compete will likely have more experience in the industry and greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend more on acquiring mineral properties of merit and exploring and developing their mineral properties. In addition, they may be able to afford to hire consultants with greater geological expertise in the field. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who finance these kinds of exploration activities. This competition could adversely impact our ability to find financing for further exploration and development of our mineral properties.

We believe that we will be competitive in the mining industry because we are one of very few, if any, public companies seeking to develop a rare earth element deposit outside of China.  The Company’s market timing for rare earth element mining and processing is excellent, as the world’s fossil fuels are decreasing and the demand for rare earth elements is increasing.  Additionally, we are seeking to become a vertically integrated producer of rare earth elements, with a “mine-to-market” strategy.  Thus, we will not limit our company to the mining of rare earth elements, but will also engage in refining, alloying and manufacturing the metals into marketable products.  We believe that this will set us apart from our competitors.

Customers

If the Company is able to develop commercial operations, process rare earth minerals that we extract from our Claims, and ultimately manufacture products from these minerals, we anticipate that we will sell our products throughout the United States and eventually throughout the world, given the ever-increasing demand for these types of products and the variety of uses for these products in high tech applications, alternative energy technologies, and defense technologies.

Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts

We presently do not utilize patents, licenses, franchises, concessions, royalty agreements or labor contracts in connection with our business.

Employees

We have no employees, other than Manfred Ruf, our sole officer and director.  We believe that until such time that we commence our exploration program, we will not have any employees.  Once we commence our exploration activities, we anticipate that we will frequently engage consultants to assist the Company in completing projects and carrying out the phases of our exploration program.  We believe that the use of consultants will be instrumental to keeping our projects on a timeframe and on budget.

ITEM 1A.

RISK FACTORS

RISKS ASSOCIATED WITH OUR COMPANY

We are an exploration stage company with a limited operating history and rights in mining claims having no proven mineral reserves; thus, we may not be able to develop commercial operations.

We are an exploration stage company with only a limited operating history upon which to base an evaluation of our current business and future prospects.  Our Claims have not been shown to contain any reserves of minerals.  If we discover mineral resources in commercially exploitable quantities on any of our Claims, we will be required to expend substantial sums of money to establish the extent of the resource, develop processes to extract it, and establish a processing facility. Further, if we discover a reserve of minerals, there can be no assurance that such a reserve will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or provide the necessary facilities and infrastructure, our business may fail.

We may never be able to carry out our business or achieve any revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise. We have just begun initial work on our Claims and have no way to evaluate the likelihood that our business will be successful. We were incorporated on June 23, 2010 and after we restructured our business plan to the exploration and development of mining properties, our activities have been limited primarily to the organization of the Company and the perfection of our rights to the Claims. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the exploration of mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. We anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses in the foreseeable future. We may not be able to successfully effectuate our business. The revenue and income potential of our proposed business and operations is unproven as the lack of operating history makes it difficult to evaluate the future prospects of our business.

If we are not able to obtain further financing, our business operations may fail.

We do not expect to generate substantial revenues to fund our ongoing operations in the foreseeable future. Accordingly, we will require additional funds, either from equity or debt financing, to maintain our daily operations and to develop our Claims.  Obtaining additional financing is subject to a number of factors, including market prices for minerals and investor acceptance of our proposed activities.  Financing, therefore, may not be available on acceptable terms, if at all. The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital, however, will result in dilution to existing shareholders. If we are unable to raise additional funds when required, we may be forced to delay our plan of operation and our entire business may fail.

We currently generate minimal revenues, and as a result, we face a high risk of business failure.

From the Company’s inception on June 23, 2010 through March 31, 2011, the Company has earned $4 in revenues.  Since changing our business plan to the acquisition, exploration and development of rare earth mineral properties, we have primarily focused our efforts on the organization of the Company.  In order to generate revenues, we will first have to incur expenses in the evaluation and development of our Claims.  We recognize that if we are unable to generate significant revenues from our exploration activities, our entire business may fail. There is no history upon which to base any assumption as to the likelihood that we will be successful in our plan of operations, and we can provide no assurance to investors that we will generate any operating revenues or achieve profitable operations.

Our lack of diversification increases the risk of an investment in our Company, and our financial condition and results of operations may deteriorate if we fail to diversify.

We lack diversification, in terms of both the nature and geographic scope of our business.  The business of the Company is focused solely on the acquisition, exploration, and development of rare earth mineral properties.  We are seeking to discover rare earth elements, which are typically not concentrated enough to make them easily exploitable economically, and our Claims are in only one localized region in San Bernardino County.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

We may not effectively manage future growth of our business necessary to execute our business plan.

Our business plan anticipates an increase in the number of our strategic partners, equipment suppliers, dealers, distributors and customers as our business grows. We expect that we will be required to hire qualified employees and consultants to help us manage our growth effectively.  We believe that we will also be required to improve our management, technical, information and accounting systems, and controls and procedures.  We may not be able to maintain the quality of our operations, control our costs, or continue complying with all applicable regulations to support our desired growth.  If we fail to manage our anticipated growth effectively, our business could be adversely affected.

Our business could be impaired if we fail to comply with applicable regulations.

Failure to comply with government regulations could subject us to civil and criminal penalties, require us to forfeit our rights to our Claims, and affect the value of our assets. We may also be required to take corrective actions for failure to comply with applicable regulations which could require substantial capital expenditures. We could also be required to indemnify our officers and directors in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them for non-compliance. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our Articles of Incorporation exculpate our officers and directors from any liability to our Company or our stockholders.

Our Articles of Incorporation contain a provision limiting the liability of our officers and directors for their acts or failures to act, except for acts involving intentional misconduct, fraud or a knowing violation of law. This limitation on liability may reduce the likelihood of derivative litigation against our officers and directors and may discourage or deter our stockholders from suing our officers and directors based upon breaches of their duties to our Company.

We may not be able to attract and maintain key management personnel to manage the Company or geological consultants to carry out our business operations, which could have a material adverse effect on our business.

Our ability to develop our business depends in large part, on our ability to attract and maintain qualified key management personnel to manage the Company and geological consultants to carry out our exploration activities.  Competition for such persons is intense, and we cannot assure you that we will be able to attract and retain them.  Our development now and in the future will depend on the efforts of these people, including our sole officer and director, Manfred Ruf, and the loss or inability to attract these people could have a material adverse effect on our business.

Since our executive officer has very little or no direct experience in the mining industry, the Company may never be successful in implementing its business strategy.

Manfred Ruf, our sole officer, has very little or no direct experience in the development of a business based on the acquisition and exploration of mining properties. As a result, our management may not be fully aware of many of the specific requirements related to the successful operation thereof. Management’s decisions and choices may not accurately account for the prevailing factors guiding others in the industry in their decision making processes. Consequently our operations, earnings and ultimate financial success could suffer irreparable harm due to management’s lack of experience. As a result, we may have to suspend or cease operations.

As the Company’s management has other outside business activities, they are not devoting all of their time to the Company, which may result in periodic interruptions or business failure.

Manfred Ruf, our sole officer, has other outside business activities and currently devotes approximately 5-10 hours per week to our Company.  Our operations may be sporadic and occur at times which are not convenient to Mr. Ruf, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company require Mr. Ruf’s full business time, he is prepared to adjust his schedule to devote more time to the Company’s business. However, he may not be able to devote sufficient time to the Company, which may result in delays in implementing the Company’s plan of operations in a timely manner. Such delays could have a significant negative effect on the success of the business.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Our President, Manfred Ruf, beneficially owns an aggregate of approximately 76.47% of our outstanding common stock. Because of his beneficial stock ownership, our President may be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our President may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. This level of control may have an adverse impact on the market value of our shares because our President may institute or undertake transactions, policies or programs that may result in losses, may sell significant numbers of shares to significantly decrease our price per share and/or may not take steps to increase our visibility in the financial community.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•

pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;

•

provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and

•

provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a “going concern” opinion from our auditors, indicating the possibility that we may not be able to continue to operate.

Our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business.  As a result we may have to liquidate our business and investors may lose their investments.  The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish its plan of operations described herein and eventually attain profitable operations.  Investors should consider our independent registered public accountant’s comments when deciding whether to invest in the Company.

RISKS ASSOCIATED WITH OUR BUSINESS

Since mineral exploration is a highly speculative venture, anyone purchasing our stock will likely lose their entire investment.

Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises.  Exploration for minerals is a speculative venture involving substantial risk.  The expenditures to be made by us on our exploration program may not result in the discovery of commercially exploitable reserves of valuable rare earth minerals.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in the exploration of mineral properties that we plan to undertake. The probability of a mineral claim ever having commercially exploitable reserves, particularly rare earth mineral reserves, is extremely remote and in all probability our mineral Claims do not contain any reserves.  Any funds spent on the exploration of these Claims will probably be lost.  Further, we may encounter problems such as unusual or unexpected formations or other adverse conditions that often result in unsuccessful exploration efforts. We may also become subject to significant liability for pollution, cave-ins, or hazards, which we may not be able to insure against or which we may elect not to insure against.  In such a case, we would be unable to carry out our business plan and our shareholders may lose their entire investment.

Our exploration activities may not be commercially successful, which could lead us to abandon our plans to develop the property underlying our mineral Claims and our investments in exploration.

Our long-term success depends on our ability to establish commercially recoverable quantities of minerals on the property underlying our Claims. Mineral exploration is highly speculative in nature, involves many risks and is frequently non-productive. Substantial expenditures are required to establish proven and probable reserves through drilling and analysis, to develop processes to extract minerals, and to develop the mining and processing facilities and infrastructure at the mining site. Whether a mineral deposit will be commercially viable depends on a number of factors, which include, without limitation, the particular attributes of the deposit, such as size, grade and proximity to infrastructure; mineral prices, which fluctuate widely; and government regulations, including, without limitation, regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

We may invest significant capital and resources in exploration activities and abandon such investments if we are unable to identify commercially exploitable mineral reserves. The decision to abandon a project may reduce the price of our common stock which is currently quoted on the OTC Bulletin Board, and impair our ability to raise future financing. We cannot provide any assurance to investors that we will discover any mineralized material in sufficient quantities on the property underlying our mineral Claims to justify commercial operations. Further, we will not be able to recover the funds that we spend on exploration if we are not able to establish commercially recoverable quantities of minerals on the property.

Since we do not have an alternative plan of operations, if results from our initial work program are negative, anyone purchasing our stock will likely lose their entire investment.

If the results from the initial phase of our exploration program are negative and do not warrant additional phases of exploration work, we will need to seek other mineral exploration opportunities. We cannot assure that we will have enough funds to purchase additional claims, have a geological report prepared, and complete exploration work on the new claims. If the results from the initial phase of work on our Claims are negative and we cannot find other feasible exploration opportunities, anyone purchasing our stock will likely lose their entire investment.

As we undertake exploration of the property underlying our mineral Claims, we will be subject to compliance with government regulation that may increase the anticipated timeframe and cost of our exploration program.

We will be subject to the mining laws and regulations of the state of California as we carry out our exploration program. We may be required to obtain work permits, pay certain fees, take precautionary safety measures, obtain insurance, or post bonds, in order to comply with these regulations. While our planned exploration program includes a budget for regulatory compliance, there is a risk that new regulations could increase our time and costs of doing business and prevent us from carrying out our exploration program.

We are subject to risks inherent in the mining industry, and at present we do not have any insurance against such risks. Any losses we may incur that are associated with such risks may cause us to incur substantial costs which will have a material adverse effect upon our results of operations.

Any mining operations that we may undertake in the future will be subject to risks normally encountered in the mining business. Mining for valuable minerals is generally subject to a number of risks and hazards, including environmental hazards, industrial accidents, labor disputes, unusual or unexpected geological conditions, and natural disasters.  At the present time, we do not intend to obtain insurance coverage and even if we were to do so, no assurance can be given that such insurance will continue to be available or that it will be available at economically feasible premiums. Further, insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production is not generally available to companies in the mining industry on acceptable terms. We might also become subject to liability for pollution or other hazards, which may not be insured against or which we may elect not to insure against because of premium costs or other reasons. Losses from these events may cause us to incur significant costs that could have a material adverse effect upon our financial performance and results of operations. Such costs could potentially exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of investments in our common stock.

Estimates of mineralized material are subject to evaluation uncertainties that could result in the failure of our business.

Our exploration activities will be subject to risks associated with being able to accurately estimate the quantity and quality of mineralized material within the earth using statistical sampling techniques. Estimates of any mineralized material underlying our Claims will be made using samples obtained from appropriately placed underground workings and intelligently designed drilling. There is an inherent variability of assays between check and duplicate samples taken adjacent to each other and between sampling points that cannot be reasonably eliminated. Additionally, there also may be unknown geologic details that have not been identified about our Claims. This could result in uncertainties in estimating mineralized material underlying our Claims. If these estimates were proven to be unreliable, we could implement an exploration plan that may not lead to commercially viable operations.

Environmental risks and compliance with environmental laws may adversely affect our business.

All phases of the mining business present environmental risks and hazards, accordingly, our business is subject to a variety of environmental laws and regulations. Environmental legislation provides for, among other things, restrictions on disposal of waste products and the release of substances into the environment produced in association with mining operations. The legislation also requires that mining and facility sites be operated, maintained, and abandoned to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. The application of environmental laws to our business may cause us to curtail our production or increase the costs of any development or exploration activities.

RISKS ASSOCIATED WITH OUR COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s common stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

•

competition;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

loss of any strategic relationship;

•

industry developments;

•

economic and other external factors; and

•

period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

There is no active trading market for our common stock which may result in volatile stock.

Although our stock is quoted on the OTC Bulletin Board, there is not an active market for our common stock.  The absence of any significant activity can result in a very volatile stock.  When there is little trading activity, the purchase or sale of a relatively small number of shares could result in a disproportionate change in the stock price.  In addition, numerous other factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly.  In addition to market and industry factors, the price and trading volume for our common stock may be highly volatile for specific business reasons.  Factors such as variations in our revenues, earnings and cash flow, and announcements of new investments, potential cooperation arrangements or acquisitions could cause the market price for our shares to change substantially.  Securities class action litigation is often instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs to us and divert our management’s attention and resources.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. We cannot assure you of a positive return on investment or that you will not lose the entire amount of your investment in our common stock.

We may in the future issue additional shares of our common stock which would reduce investors’ ownership interests in the Company and which may dilute our share value.

Our Articles of Incorporation and amendments thereto authorize the issuance of 750,000,000 shares of common stock, par value $0.001 per share. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

The Company’s common stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s common stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose Common Stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.

Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker/dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our common stock, reducing a shareholder’s ability to resell shares of our common stock.

ITEM 2.

FINANCIAL INFORMATION

Operating Revenues

Three month period ended March 31, 2011:

The Company had limited revenues in the amount of $1 for the three month period ended March 31, 2011.

General and administrative expenses for the three month period ended March 31, 2011 was $2,576. This consists of amortization expense of $500, website/domain costs of $145, public company expense of $1,720 and other administrative costs of $211. These expenses are minimal and do not reflect the cost of our registration statement filed on Form S-1 which was recognized as an increase in our deferred offering costs and expensed against proceeds received from the Direct Public Offering (the “Offering”) as of March 31, 2011.  Net loss per share for the three month period ended March 31, 2011 was $(0.00).

Nine month period ended March 31, 2011:

The Company had limited revenues in the amount of $4 for the nine month period ended March 31, 2011.

General and administrative expenses for the nine month period ended March 31, 2011 was $4,681. This consists of amortization expense of $1,500, website/domain costs of $420, organization costs of $500, director costs of $250, public company expense of $1,720 and other administrative costs of $291. These expenses are minimal and do not reflect the cost of our registration statement filed on Form S-1 which was recognized as an increase in our deferred Offering costs and expensed against proceeds received from the Offering as of March 31, 2011.  Net loss per share for the nine month period ended March 31, 2011 was $(0.00).

Liquidity and Capital Resources

As of March 31, 2011 the Company’s cash position remained limited with $11,269 in the bank.

At March 31, 2011 and June 30, 2010, the Company had a working capital deficit of approximately $39,297 and $0, respectively. At March 31, 2011 we incurred $56,120 in deferred Offering costs which were offset against the Offering proceeds received from the closing of our Offering. As of February 28, 2011, the law firm of Gary B. Wolff, PC who acted as escrow agent to the Company, received $20,000 in Offering proceeds from nineteen (19) individual investors, all who were accredited and solely solicited by the Company’s sole officer. The primary use of the funds has gone towards costs associated with our Offering as well as the obtaining of our trading symbol and other public company costs. Our attorney Gary B. Wolff is owed $50,000 for legal services related to the Offering, as at March 31, 2011.

The Company as of March 31, 2011 had limited cash on hand of $11,269 to meet its current obligations, repay debt, expenses/liabilities it has accrued for costs and other fees it has incurred.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue any extensive acquisitions and activities. For these reasons, our auditors stated in their report on our audited financial statements that they have substantial doubt that we will be able to continue as a going concern without further financing.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In March 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2010-11 (“ASU No. 2010-11”), “Derivatives and Hedging (Topic 815): Scope Exception Related to Embedded Credit Derivatives.” The amendments in this Update are effective for each reporting entity at the beginning of its first fiscal quarter beginning after June 15, 2010. Early adoption is permitted at the beginning of each entity’s first fiscal quarter beginning after issuance of this Update. The Company’s adoption of provisions of ASU No. 2010-11 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-10 (“ASU No. 2010-10”), “Consolidation (Topic 810): Amendments for Certain Investment Funds.” The amendments in this Update are effective as of the beginning of a reporting entity’s first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The Company’s adoption of provisions of ASU No. 2010-10 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In February 2010, the FASB issued ASU 2010-09 (“ASU No. 2010-09”), “Subsequent Events (ASC Topic 855): Amendments to Certain Recognition and Disclosure Requirements.”  ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The Company’s adoption of provisions of ASU No. 2010-09 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued ASU 2010-06 (“ASU No. 2010-06”), “Improving Disclosures about Fair Value Measurements.” ASU No. 2010-06 amends FASB Accounting Standards Codification (“ASC”) 820 and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements and employers’ disclosures about postretirement benefit plan assets. This ASU is effective for interim and annual reporting periods beginning after December 15, 2009. The Company’s adoption of provisions of ASU No. 2010-06 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 505, “Equity”, where entities that declare dividends to shareholders that may be paid in cash or shares at the election of the shareholders are considered to be a share issuance that is reflected prospectively in EPS, and is not accounted for as a stock dividend. This standard is effective for interim and annual periods ending on or after December 15, 2009 and is to be applied on a retrospective basis. The Company’s adoption of the amendment to ASC Topic 505 did not have a material effect on the financial position, results of operations or cash flows of the Company.

In January 2010, the FASB issued an amendment to ASC Topic 820, “Fair Value Measurements and Disclosure”, to require reporting entities to separately disclose the amounts and business rationale for significant transfers in and out of Level 1 and Level 2 fair value measurements and separately present information regarding purchase, sale, issuance, and settlement of Level 3 fair value measures on a gross basis. This standard, for which the Company is currently assessing the impact, is effective for interim and annual reporting periods beginning after December 15, 2009 with the exception of disclosures regarding the purchase, sale, issuance, and settlement of Level 3 fair value measures which are effective for fiscal years beginning after December 15, 2010. The Company’s adoption of the amendment to ASC Topic 820 did not have a material effect on the financial position, results of operations or cash flows of the Company.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 3.

PROPERTIES

Our principal executive office is located at 2850 W. Horizon Ridge Parkway, Suite 200, Henderson, Nevada 89052.  We use such space for no charge to the Company from Manfred Ruf, our sole officer and director.  Currently, this space is sufficient to meet our needs, however, once we expand our business to a significant degree, we will have to find a larger space. We do not currently own any real estate.

ITEM 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Management

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of July 20, 2011, by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Manfred Ruf (3) 2850 W. Horizon Ridge Parkway, Suite 200 Henderson, NV 89052	Common	325,000,000	76.47%
All Officers and Directors as a Group (1 Person)	Common	325,000,000	76.47%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 425,000,000 issued and outstanding shares of common stock (post-forward split) as of July 20, 2011.

(3)

Manfred Ruf is the Company’s President, CEO, CFO, Treasurer, Secretary and Director.  Mr. Ruf acquired twelve million five hundred thousand (12,500,000) shares on May 11, 2011 in a private transaction from Domain Media LLC (“Domain Media”) and Kenneth J. Yonika, our former President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  On June 24, 2011, six million (6,000,000) of Mr. Ruf’s shares were cancelled (pre-forward split), thereby reducing his shares to 6,500,000.  Following the forward split, his beneficial ownership now includes 325,000,000 common shares (post-forward split).

Changes in Control

On May 11, 2011, Manfred Ruf acquired control of twelve million five hundred thousand (12,500,000) shares of the Company’s issued and outstanding common stock, representing approximately 86.21% of the Company’s total issued and outstanding common stock at that time, from Domain Media and Kenneth J. Yonika in accordance with a common stock purchase agreement among Domain Media, Mr. Yonika and Mr. Ruf (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, Mr. Ruf paid an aggregate purchase price of three hundred and ten thousand dollars ($310,000) in exchange for the shares.

Other than the foregoing, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

ITEM 5.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current directors and executive officers:

Name	Age	Position with the Company	Director Since
Manfred Ruf	56	CEO, CFO, President, Treasurer, Secretary, & Director	May 11, 2011

The board of directors has no nominating, audit or compensation committee at this time.

Term of Office

Each director is elected by the Board of Directors and serves until his or her successor is elected and qualified, unless he or she resigns or is removed earlier.  Each of our officers is elected by the Board of Directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is earlier removed from office or resigns.

Background and Business Experience

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

MANFRED RUF.  Manfred Ruf is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.  Mr. Ruf is an accomplished businessman with over twenty five years of professional experience as an independent consultant for several companies.  While serving as an independent consultant from 1985 to present, Mr. Ruf’s responsibilities have included managing projects and employees, performing accounting services, optimizing business processes, customizing production planning, analyzing operations, computer programming, maintaining financial software and logistics, preparing various reports, and training new employees.  In light of Mr. Ruf’s years of experience in management and finance, as well as his technical training in computer programming, the Board of Directors believed it was in the best interests of the Company to appoint Mr. Ruf as its sole officer and director.

Identification of Significant Employees

We have no employees, other than Manfred Ruf, our President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter or control person of the Company has been involved in the following:

(1)

A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

(2)

Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3)

Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities.

i.

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.

Engaging in any type of business practice; or

iii.

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4)

Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5)

Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6)

Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7)

Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8)

Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise for overseeing financial reporting responsibilities.  The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person.

The Company intends to establish an audit committee of the board of directors, which will consist of independent directors. The audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

ITEM 6.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers as at June 30, 2011 and 2010:

 Summary Compensation Table

Name and Principal Position	Year Ended 6/30	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Manfred Ruf (1) President, CEO, CFO, Secretary, Treasurer and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Kenneth J. Yonika (2) Former President, CEO, CFO, Secretary, Treasurer and Director	2011	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2010	-0-	-0-	-0-	-0-	-0-	-0-	6,500	-0-

(1)

On May 11, 2011, Manfred Ruf agreed to act as the Company’s Chief Executive Officer, Chief Financial Officer, President, Treasurer, Secretary and Director.

(2)

Kenneth J. Yonika received 6,500,000 shares of common stock of the Company in exchange for organizational costs/services to the Company which was valued at $6,500.  On May 11, 2011, Mr. Yonika resigned from all positions with the Company, including but not limited to, that of President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. Mr. Yonika informed the Company that his decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, practices or otherwise.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards

No executive officer received any equity awards, or holds exercisable or unexercisable options, as of June 30, 2011.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Our directors receive no extra compensation for their service on our Board of Directors.

ITEM 7.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Party Transactions

The Company is obligated to certain professionals for costs related to its Offering.  The Company’s former President and Chief Executive Officer, Kenneth J. Yonika, and one of Mr. Yonika’s related companies, have guaranteed the payment of these professional costs if the Company is not able to pay. Under this guarantee, Mr. Yonika, along with the Company, is obligated to its former securities counsel, Gary B. Wolff, in the amount of $50,000, which became due and payable upon the effectiveness of our Offering.

Other than the foregoing, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its Common Stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

With regard to any future related party transaction, we plan to fully disclose any and all related party transactions in the following manner:

•

Disclosing such transactions in reports where required;

•

Disclosing in any and all filings with the SEC, where required;

•

Obtaining disinterested directors consent; and

•

Obtaining shareholder consent where required.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCBB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, Manfred Ruf is not an independent director because he is also an executive officer of the Company.

Review, Approval or Ratification of Transactions with Related Persons

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

ITEM 8.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

ITEM 9.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is currently quoted on the OTC Bulletin Board. Our common stock has been quoted on the OTC Bulletin Board since April 15, 2011 under the symbol “HTPC.OB.”  On July 8, 2011 our symbol was changed to “RARSD.OB” to reflect the Company’s name change.  Within twenty (20) business days thereafter, the “D” (appended to the symbol to reflect the recent divided) will be dropped and the symbol will thereafter be “RARS.OB”.  Because we are quoted on the OTC Bulletin Board, our securities may be less liquid, receive less coverage by security analysts and news media, and generate lower prices than might otherwise be obtained if they were listed on a national securities exchange.

As at July 20, 2011, the Company has not begun trading on the OTCBB.

Record Holders

As at July 20, 2011, an aggregate of 425,000,000 shares (post-forward split) of our common stock were issued and outstanding and were owned by approximately 10 holders of record, based on information provided by our transfer agent.

Re-Purchase of Equity Securities

None.

Dividends

On June 17, 2011, the Board of Directors of the Company authorized a 50-for-1 forward split of its issued and outstanding common shares, whereby every one (1) old share of common stock was exchanged for fifty (50) new shares of the Company's common stock.  As a result, the issued and outstanding shares of common stock increased from 8,500,000 prior to the forward split to 425,000,000 following the forward split.  The forward split shares are payable upon surrender of certificates to the Company's transfer agent.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

ITEM 10.

RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 11.

DESCRIPTION OF THE REGISTRANT’S SECURITIES

Pursuant to the Company’s Articles of Incorporation and amendment(s) thereto, the aggregate number of shares which this Corporation shall have authority to issue is eight hundred fifty million (850,000,000) shares, consisting of (a) seven hundred fifty million (750,000,000) shares of Common Stock, par value $0.001 per share (the “Common Stock”) and (b) one hundred million (100,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), for which the Board of Directors may fix and determine the designations, rights, preferences or other variations.  A description of the classes of shares and a statement of the number of shares in each class and the relative rights, voting power, and preferences granted to and restrictions imposed upon the shares of each class are as follows:

Common Stock

Subject to the preferences applicable to Preferred Stock outstanding at any time, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property or shares of stock of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefore.  The holders of Common Stock issued and outstanding have and possess the right to receive notice of shareholders’ meetings and to vote upon the election of directors or upon any other matter as to which approval of the outstanding shares of Common Stock or approval of the common shareholders is required or requested.

Preferred Stock

The Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized, by resolution adopted and filed in accordance with law, to provide for the issue of such series of shares of Preferred Stock. Each series of shares of Preferred Stock:

(a)

may have such voting powers, full or limited, or may be without voting powers;

(b)

may be subject to redemption at such time or times and at such prices as determine by the Board of Directors;

(c)

may be entitled to receive dividends (which may be cumulative or non-cumulative) at  such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock;

(d)

may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation;

(e)

may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation or such other corporation or other entity at such price or prices or at such rates of exchange and with such adjustments;

(f)

may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts;

(g)

may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and

(h)

may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, in each case as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed or repurchased by the Corporation (whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted or exchanged in accordance with their terms shall be retired and have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may, upon the filing of an appropriate certificate with the Secretary of State of the State of Nevada be reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

We refer you to our Articles of Incorporation, any amendments thereto, Bylaws, and the applicable provisions of the Nevada Revised Statutes for a more complete description of the rights and liabilities of holders of our securities.

ITEM 12.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.7502 of the Nevada Revised Statutes provides, in part, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 13.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Company’s financial statements and notes thereto are hereby incorporated by this reference to the Company’s most recent Quarterly Report for the quarterly period ended March 31, 2011, as filed with the Securities and Exchange Commission on May 2, 2011.

ITEM 14.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

END OF FORM 10 DISCLOSURE

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(b)

Exhibits.

Exhibit
Number	Description of Exhibit	Filing
3.01	Articles of Incorporation	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
3.01(a)	Amendment to Articles of Incorporation	Filed with the SEC on June 29, 2011 as part of our Current Report on Form 8-K.
3.02	Bylaws	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
10.01	Agreement among the Company, Gary B. Wolff, P.C., and Meta Partners Ltd. dated June 23, 2010	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
10.02	Agreement between the Company and Kenneth J. Yonika dated June 23, 2010	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
10.03	Option Agreement by and between the Company and Noel Cousins and Steven Van Ert dated June 24, 2011	Filed with the SEC on June 29, 2011 as part of our Current Report on Form 8-K.
14.01	Code of Ethics	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
99.01	Form of Subscription Agreement	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
99.02	Escrow Agreement between the Company and Gary B. Wolff dated June 23, 2010	Filed with the SEC on August 19, 2010 as part of our Registration Statement on Form S-1.
99.03	Amended Escrow Agreement between the Company and Gary B. Wolff dated October 8, 2010	Filed with the SEC on October 12, 2010 as part of our Amended Registration Statement on Form S-1/A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RARUS MINERALS INC.
Date: July 22, 2011	By: /s/ Manfred Ruf
Manfred Ruf
Chief Executive Officer, President & Director